THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS A NOMINEE OF THE DEPOSITORY TRUST COMPANY ("DTC"). THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES HEREINAFTER DESCRIBED AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC, BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR TO DTC OR A NOMINEE OF SUCH SUCCESSOR TO DTC.

         NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

         Unless this Security is presented by an authorized representative of The Depository Trust Company, a New York corporation, to Dynex Capital, Inc. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.




                               DYNEX CAPITAL, INC.

                      7.875% SENIOR NOTE DUE JULY 15, 2002


No. 1                                                      CUSIP No. 26817Q AA 8

         Dynex Capital, Inc., a corporation duly organized and existing under the laws of the Commonwealth of Virginia (herein called the "Company," which term includes any successor corporation to the Indenture hereinafter referred
to), for value received, hereby promises to pay to CEDE & CO., as a nominee of The Depository Trust Company ("DTC"), or its registered assigns, the principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000) on July 15, 2002 and to pay interest thereon semi-annually in arrears on January 15 and July 15 in each year, commencing January 15, 1998, and at Maturity (each, an "Interest Payment Date") at the rate of 7.875% per annum until the principal hereof is paid or made available for payment. This Global Security shall bear interest from the most recent Interest Payment Date to which interest in respect hereof has been paid, unless no interest has been paid on this Global Security, in which case from July 15, 1997. Any payment of principal or interest that is due and payable shall accrue interest, to the extent lawful, at the rate borne by this Global Security from the day after the date on which such payment becomes due and payable to the date payment has been made, compounded on a semi-annual basis.

         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Global Security is registered on the Security Register for the Securities at the close of business on the Regular Record Date immediately preceding such Interest Payment Date. The Regular Record Date with respect to any Interest Payment Date will be January 1 or July 1, as the case may be, immediately preceding such Interest Payment Date. Interest on this Global Security will be computed on the basis of a 360-day year consisting of twelve 30-day months.

         If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be and as provided in the Indenture.

         Payment of the principal, interest and Make-Whole Amounts, if any, on this Global Security will be made at the corporate trust office of the Trustee, which as of July 21, 1997, is located at 600 Travis Street, 8th Floor, Houston, Texas 77002, or, at the option of the Holder, at the office of the Trustee in The City of New York, which as of July 21, 1997, is Texas Commerce Trust Company, 55 Water Street, North Building, Room 234, Window 20, New York, New York 10041, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         The indebtedness represented by this Global Security is, to the extent provided in the Indenture, senior, unsecured indebtedness of the Company and ranks prior to all subordinated indebtedness of the Company and pari passu with all other unsecured indebtedness of the Company outstanding on July 21, 1997.

         Reference is hereby made to the further provisions of this Global Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Global

Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


         IN WITNESS WHEREOF, Company has caused this instrument to be duly executed under its corporate seal.

Dated:  July 21, 1997


                                       DYNEX CAPITAL, INC.


                                       By: ______________________________
                                             Name:
                                             Title:

Attest:

__________________________





                  TRUSTEE'S CERTIFICATE OF AUTHENTICATION



                  This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.



                                       TEXAS COMMERCE BANK NATIONAL
                                        BANK ASSOCIATION, as Trustee



                                       By: ______________________________
                                           Authorized Signatory


Date:  July 21, 1997

                              [REVERSE OF SECURITY]

                               DYNEX CAPITAL, INC.

         1. Indenture. This Global Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of July 14, 1997 (the "Indenture"), by and between the Company and Texas Commerce Bank National Association, as trustee (herein called the "Trustee" which term includes any successor trustee under the Indenture). The terms of the Senior Securities include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbb) as in effect on the date of the Indenture. Reference is hereby made to the Indenture and all indentures supplemental thereto and to the Trust Indenture Act for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. All terms used in this Global Security and not otherwise defined herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         This Global Security is one of the series designated on the face hereof limited (except as provided in the Indenture) in aggregate principal amount to $100,000,000 (herein called the "Senior Securities").

         No reference herein to the Indenture and no provision of this Global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, if any, on this Global Security at the times, place and rate, if any, and in the coin or currency, herein prescribed.

         2. Redemption. The Senior Securities may be redeemed at any time at the option of the Company, in whole or from time to time in part, at a redemption price payable in U.S. dollars equal to the sum of: (i) the principal amount of the Senior Securities being redeemed plus accrued interest thereon to the redemption date; and (ii) the Make-Whole Amount (as defined in the Indenture), if any, with respect to such Senior Securities (the "Redemption Price").

         If notice of redemption has been given as provided in the Indenture and funds for the redemption of any Senior Securities called for redemption shall have been made available on the redemption date referred to in such notice, such Senior Securities will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of such Senior Securities from and after the redemption date will be to receive payment of the Redemption Price upon surrender of such Senior Securities in accordance with such notice. Notice of any optional redemption of any Senior Securities will be given to Holders at their addresses, as shown in the Security Register for the Senior Securities, not more than 60 nor less than 30 days prior to the date fixed for redemption as defined in the Indenture. The notice of redemption will specify, among other items, the Redemption Price and principal amount of the Senior Securities held by such Holder to be redeemed. If less than all the Senior Securities are to be redeemed at the option of the Company, the Company will notify the Trustee at least 60 days prior to giving notice of redemption (or such shorter period as may be satisfactory to the Trustee) of the aggregate principal amount of Senior Securities to be redeemed and their redemption date. The Trustee shall select, in such manner as it shall deem fair and appropriate, the Senior Securities to be redeemed in whole or in part.

         In the event of redemption of any Senior Securities in part only, a new Senior Security or Securities shall be issued in the name of the Holder thereof in principal amount equivalent to the unredeemed portion of the partially redeemed Senior Security, and the Senior Security to be redeemed in part shall be cancelled.

         3. Repurchase at Option of Holders Upon a Change of Control Triggering Event. In accordance with the procedures set forth in the Indenture, upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), each Holder of Senior Securities will have the right, at such Holder's option, to require the Company to repurchase all of such Holder's
Senior Securities, or any portion thereof that is an integral multiple of $1,000, for cash at a repurchase price equal to 101% of the principal amount of the Senior Securities to be repurchased, together with accrued interest to the repurchase date.

         4. Satisfaction and Discharge. The Indenture contains provisions for the satisfaction and discharge of the entire indebtedness of the Senior Securities upon compliance by the Company with certain conditions set forth in the Indenture.

         5. Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company under the Senior Securities and (b) certain restrictive covenants and related defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth in the Indenture.

         6. Defaults and Remedies. If an Event of Default with respect to the Senior Securities shall occur and be continuing, then the Trustee or the Holders of not less than 25% in the aggregate principal amount of the outstanding Senior Securities may declare the principal of the Senior Securities and the accrued interest thereon, if any, to be due and payable in the manner and with the effect provided in the Indenture.

         7. Amendments and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment or supplementing thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Senior Securities at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of all outstanding Securities affected by such amendment, supplement or modification. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Senior Securities outstanding, on behalf of the Holders of all the Senior Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and the consequences of any such defaults. Any such consent or waiver shall be conclusive and binding upon the Holders and upon all future Holders of this Global Security and of any Senior Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Global Security.

         8. Denominations, Transfer and Exchange. The Senior Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof (except for Senior Securities issued in global form, which may be of any denomination).

         This Global Security shall be exchangeable only as provided in this paragraph and as provided in the Indenture. This Global Security may be transferred, in whole but not in part, only to a nominee of DTC, or by a nominee of DTC to DTC, or to a successor to DTC for this Global Security selected or approved by the Company or to a nominee of such successor to DTC. This Global Security shall be exchangeable for Senior Securities registered in the names of Persons other than DTC or its nominee if (x) DTC notifies the Company that it is unwilling or unable to continue as depositary for the Senior Securities or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, and the successor depositary for such series is not appointed by the Company within 90 days after the Company receives notice or becomes aware of such unwillingness, inability or ineligibility, (y) there shall have occurred and be continuing an Event of Default and the beneficial owners representing a majority in principal amount of the Senior

Securities represented by this Global Security advise DTC to cease acting as depositary for such Senior Securities, or (z) the Company, in its sole discretion, notifies DTC in writing at any time that all Senior Securities (but not less than all) shall no longer be represented by this Global Security. Senior Securities so issued in exchange for this Global Security shall be of the same series, having the same terms as this Global Security, and in the aggregate have the same principal amount as this Global Security and shall be registered in such names as DTC shall direct.

         As provided in the Indenture and subject to certain limitations set forth therein, every Senior Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Security Registrar) be duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Senior Securities, of any authorized denominations and of a like aggregate principal amount, and containing identical terms and provisions as such Senior Security, will be issued to the designated transferee or transferees.

         No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, as provided in and subject to the limitations set forth in the Indenture.

         9. Persons Deemed Owners. Prior to due presentment of any Senior Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Senior Security is registered as the owner thereof for all purposes, whether or not such Senior Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         10. No Recourse Against Others. No recourse shall be had, directly or indirectly, for the payment of the principal or interest, if any, on the Senior Securities, or for any claim based thereon, or otherwise in respect of any Senior Security, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, or against any past, present or future stockholder, director or officer, as such, of the Company or the Trustee, or of any successor of the Company or the Trustee, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released.

         11. GOVERNING LAW. THIS GLOBAL SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.